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                                                                       EXHIBIT 4


                              CLINICOM INCORPORATED

                         1985 EMPLOYEE STOCK OPTION PLAN
                         -------------------------------

                             As Amended and Restated
                                       on
                        March 16, 1988 and March 9, 1993

              (Adopted by the Board of Directors on March 16, 1988)


1.   PURPOSE OF PLAN

          This Plan shall be known as the CliniCom Incorporated 1985 Employee Stock Option Plan and is hereinafter referred to as the "Plan." The term "Company" as used in the Plan shall refer to CliniCom Incorporated. The term "Participant" means an employee of the Company to whom an option is granted.

          The purpose of the Plan is to aid in maintaining and developing employees capable of assuring the future success of CliniCom Incorporated, to offer such personal additional incentives to perform maximum efforts for the success of business, and to afford them an opportunity to acquire a proprietary interest in the Company. It is intended that this purpose be effected through the granting of stock options as provided herein.

2.   DEFINITIONS

          (a) "DISINTERESTED PERSON." A Disinterested Person is a director of the Company who, during the shorter of (a) the one year prior to service as an administrator of the Plan, or (b) the period between the date on which the Company's common stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the director's service as an administrator of the Plan, has not been granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates except as may be permitted by Rule 16b-3(c)(2) under the 19343 Act or any successor to such rule.

          (b) "FAIR MARKET VALUE." If the common stock is not traded publicly, the Fair Market Value of a share of common stock on any date shall be determined, in good faith, by the Board or the Committee after such consultation with outside legal, accounting and other experts as the Board or the Committee may deem advisable, and the Board or the Committee shall maintain a written record of its method of determining such value. If the common stock is traded publicly, the Fair Market Value of a share of common stock on any date shall be the average of the representative closing bid and asked prices, as quoted by the National Association of Securities Dealers through Nasdaq (its automated system for reporting quotes), for the date in question or, if the common stock is listed on the Nasdaq National Market System or is listed on a national stock exchange, the officially quoted closing price on Nasdaq or such exchange, as the case may be, on the date in question.

3.   INCENTIVE STOCK OPTIONS AND NON-STATUTORY OPTIONS

          (a)  Options granted under the Plan may be either:

               (I) Incentive stock options ("ISOs") which are intended to be "Incentive Stock Options" as that term is defined in Section 422 of the Internal Revenue Code (the "Code"); or

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               (II) Non-statutory stock options ("NSOs") which are intended to be options that do not qualify as "Incentive Stock Options" under Section 422 of the Code. Both ISOs and NSOs are herein referred to as "options."

All options shall be ISOs unless the option agreement clearly designates the options granted thereunder are NSOs. Subject to the other provisions of the Plan, a Participant may receive ISOs and NSOs at the same time, provided that the ISOs and NSOs are clearly designated as such.

          (b) The Board or the Committee, as the case may be, shall provide in the grant of an ISO, whenever appropriate, such terms as may be necessary to conform to Section 422 and the regulations promulgated thereunder, which terms shall be set forth in the option agreement.

4.   SHARES SUBJECT TO PLAN

          The shares to be subject to options under the Plan shall be shares of the Company's authorized common stock, $.001 par value (the "Common Shares"). Such shares may be either authorized but unissued Common Shares or issued Common Shares which have been reacquired by the Company. Subject to adjustment as provided in Section 13, the maximum number of Common Shares on which options may be exercised under this Plan shall be 1,237,463. Any Common Shares subject to an option under the Plan which, for any reason, expires or is terminated unexercised, shall be available for options thereafter granted during the term of the Plan and may be again subjected to an option under the Plan.

5.   ADMINISTRATION OF THE PLAN

          (a) With respect to grants of options to Employees other than officers and directors of the Company, the Plan shall be administered by a committee (the "Committee") composed of at least two members of the Board of Directors. With respect to grants of options to officers and directors, the Plan shall be administered by the Board of Directors, if each director is a Disinterested Person, or by a committee or two or more directors all of whom are Disinterested Persons. Such committee may be the Committee if all of the members of the Committee are Disinterested Persons, or a special committee appointed by the Board of Directors composed of at least two Disinterested Persons. The Committee or the Board, as the case may be, shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and any option granted thereunder, and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto. If the Board of Directors is composed entirely of Disinterested Persons, the Board of Directors may reserve to itself any of the authority granted to the Committee at any time that a duly constituted Committee is not appointed and serving. All references in the Plan to the "Committee" shall be deemed to refer to the Board of Directors whenever the Board is discharging the powers and responsibilities of the Committee, and to any special committee appointed by the Board to administer particular aspects of the Plan.

          (b) All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

          (c) The granting of an option pursuant to the Plan shall be effective only if a written agreement shall have been duly executed and delivered by and on behalf of the Company and the options to whom such right is granted.

6.   ELIGIBILITY

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          Options may be granted only to employees of the Company and its present and future subsidiary corporations (herein called "subsidiaries"). In determining the persons to whom options shall be granted and the number of Common Shares subject to each option, the Committee may take into account the nature of services rendered by such persons, their present and potential contributions to the success of the Company and such other factors as the Board in its discretion shall deem relevant. A person who has been granted an option under the Plan may be granted additional options under the Plan if the Committee shall so determine.

7.   OPTION PRICE OF ISOS' PAYMENT OF OPTION PRICE

          The option price for all options granted under the Plan shall be determined by the Committee. The option price for ISOs shall not be less than 100% of the Fair Market Value of the Common Shares at the date of granting of such option (or 110% in the case of the 10% shareholder as defined in Section 422(b)(6) and related sections of the Code. The option price for an option shall be payable at the time written notice of exercise is given to the Company
(i) in cash, or (ii) at the election of the Committee, by delivering a promissory note payable to the Company and containing such terms for payment as shall be determined by the Committee, or (iii) by tendering to the Company Common Shares of the Company, previously owned by the optionee, having an aggregate Fair Market Value at the time written notice of exercise is given to the Company equal to the aggregate option price of the options being exercised.

8.   TERM

          Each option and all rights and obligations thereunder shall, subject to the provisions of Section 9, expire on the date determined by the Committee and specified in the option agreement. The Committee shall be under no duty to provide terms of like duration for options granted under the Plan; provided, however, that the term of any option shall not exceed more than ten (10) years (or five (5) years, in the case of the 10% shareholder as defined in Section 422(b)(6) and related sections of the Code) from the date of granting of the option.

9.   EXERCISE OF OPTIONS

          (a) The Committee shall have full and complete authority to determine, at the time of granting and subject to Section 10, whether the option will be exercisable in full at any time or from time to time during the term of the option, or to provide for the exercise thereof in such installments and at such times during the term of the option as the Committee may determine.

          (b) The exercise of any option may be made contingent upon receipt from the optionee (or other person rightfully exercising the option) of a representation that, at the time of such exercise, it is his then intention to acquire the Common Shares received thereunder for investment and not with a view to distribution thereof. Certificates for Common Shares so issued may be restricted as to transfer upon advice of legal counsel that such restriction is appropriate to comply with applicable security laws.

          (c) The exercise of any option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Shares pursuant to such exercise will not violate any state or federal securities or other laws. The Company may, in its sole discretion, defer the effectiveness of any option exercised hereunder in order to permit registration or an exemption from registration for such issuance of Common Shares in order to comply with applicable federal and state securities laws.

          (d) An optionee electing to exercise an option shall give written notice to the Company of such election and of the number of Common Shares subject to such exercise. Subject to Section 7 hereof, the full purchase price of such Common Shares shall be tendered with such notice of exercise.

10.  EARLY TERMINATION OF OPTIONS

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          (a)  If an optionee shall cease to be employed by the Company or any of its subsidiaries for any reason other than death, disability, or discharge for cause, he may, at any time within a period of three months after such termination, exercise such option to the extent such option was exercisable by him on the date of such termination.

          (b) If an optionee dies or is disabled within the meaning of Section 22(e)(3) of the Code while the option remains outstanding, the option may, within one year after the optionee's death or disability, be exercised to the extent that the optionee was entitled to exercise such option on the date of his death or disability, but in no case after the expiration of the applicable term determined pursuant to Section 8.

          (c) Nothing in the Plan or in any agreements hereunder shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or affect, in any way, the right of the Company or any of its subsidiaries to terminate his employment at any time.

          (d) If an optionee shall be discharged from the employee of the Company or any subsidiary for cause, all unexercised options held by such optionee shall be immediately terminated and shall not be subject to exercise by such optionee.

11.  NONTRANSFERABILITY

          No option granted under the Plan shall be transferable by an optionee, otherwise than by will or the laws of descent or distribution. During the lifetime of an optionee, the option shall be exercisable only by such optionee.

12.  REORGANIZATION/LIQUIDATION/CHANGE OF CONTROL

          (a) In the event of a change of control of the Company, the Board of Directors of the Company shall have the power and discretion to prescribe the terms and conditions for the exercise of, or modifications of, the options granted hereunder. By way of illustration, and not by way of limitation, the Board may provide for the complete or partial acceleration of the dates of exercise of the options, or may provide that such options will be exchanged or converted into options to acquire securities of the surviving or acquiring corporation, or may provide for a payment or distribution in respect of outstanding options (or the portion thereof that is currently exercisable) in cancellation thereof. The Board of Directors may provide that options or other rights granted hereunder must be exercised in connection with the closing of such transaction, and that if not so exercised such options will expire. Any such determination by the Board of Directors may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants. Provided, however, that if the Board determines that any or all outstanding options should be canceled, the Company shall be required to provide for a payment or distribution in respect of the then exercisable portion of the options which are canceled, equal to the difference between the option price and the Fair Market Value of such options on the date of cancellation thereof, which payment or distribution must be provided to all participants whose outstanding options are canceled.

          (b) For the purposes of the Plan, a "change of control" shall be deemed to have occurred if (I) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the 1934 Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or Marshall D. Miller, David J. Miller, Steven L. Miller, Susan D. Lyons, or Dorado Investment Company is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly, of more than 33-1/3% of the then outstanding voting stock of the Company; or (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or

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such surviving entity outstanding immediately after such merger or consolidation, or the stockholders approve a reorganization (other than a reorganization under the United States Bankruptcy Code), or a plan of complete liquidation or dissolution of the Company, or an agreement for sale or disposition by the Company of all or substantially all of the Company's assets. A "change of control" shall not include any transaction undertaken for the purposes of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock.

13.  DILUTION OR OTHER ADJUSTMENTS

          If there shall be any change in the Common Shares of the Company through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options shall be made by the Board. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of Common Shares subject to the Plan and in the number of Common Shares and the price per Common Share subject to outstanding options, in order to prevent dilution or enlargement of option rights.

14.  AMENDMENT OR DISCONTINUANCE OF PLAN

          The Board may from time to time alter, amend, suspend or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, and except as provided in Section 12, that no such action shall adversely affect the rights and obligations with respect to options at any time outstanding under the Plan; and provided further that no such action shall, without the approval of the stockholders of the Company (i) materially increase the maximum number of shares of Common Stock that may be made subject to options (unless necessary to effect the adjustments required by Section 13), (ii) materially increase the benefits accruing to Participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan.

15.  TIMING OF GRANTING

          Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the Shareholders of the Company, and no action taken by the Committee or the Board (other than the execution and delivery of an option), shall constitute the granting of an option hereunder. The granting of an option pursuant to the Plan shall take place only when a written option agreement shall have been duly executed and delivered by or on behalf of the Company to an eligible optionee to whom such option is granted.

16.  TERMINATION OF PLAN

          Unless the Plan shall have been discontinued as provided in Section 14, the Plan shall terminate on June 1, 1995. No option may be granted after such termination.

17.  LIMITATIONS ON GRANTS OF ISOS

          The aggregate Fair Market Value (determined at the time the option is granted) of shares with respect to which ISOs for each optionee become exercisable for the first time during any calendar year (under the Plan and all other incentive stock options plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000.

18.  WITHHOLDING TAXES

          The Company or any subsidiary may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company or the subsidiary is required by law or

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regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any option including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of Common Shares to be issued upon the exercise of any option, until the Participant reimburses the Company or the subsidiary for the amount the Company or subsidiary is required to withhold with respect to such taxes, or canceling any portion of such payment or issuance in an amount sufficient to reimburse itself for the amount it is required to so withhold.


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